DATED 5 November 2008

FOX PETROLEUM INC (1)

and

CARBON ENERGY INVESTMENTS LIMITED (2)

AGREEMENT
for the sale and purchase of shares in
ALASKA OIL & GAS RESOURCES LIMITED

GSC Solicitors
31-32 Ely Place
London
EC1N 6TD

Tel: 020 7822 2222
Ref: JHB KJ

THIS AGREEMENT is dated the 5 day of November 2008

BETWEEN:

(1) **FOX PETROLEUM INC** a company registered under the laws of Nevada (Stock Trading Symbol FXPT) whose registered office is at 310 K Street 200, Anchorage, Alaska, United States of America ("the Purchaser");

(2) **CARBON ENERGY INVESTMENTS LIMITED** a Company registered under the laws of the Turks and Caicos Islands whose office for service within the UK is at 31-32 Ely Place, London, EC1N 6RD ("the Seller").

NOW IT IS AGREED as follows:

1. **DEFINITIONS**

In this Agreement:

1.1 **"Agreement"** means this Agreement;

1.2 **"Breach"** means any instance of the Warranty being untrue, incorrect or misleading in any respect;

1.3 **"Company"** means, Alaska Oil & Gas Resources Limited a private company registered under the laws of England and Wales by shares (Company No 5632035);

1.4 **"Completion"** means completion of the sale and purchase of the Sale Shares;

1.5 **"Completion Date"** means 14 November 2008 or such later date as the parties shall mutually agree in writing being the date upon which Completion takes place;

1.6 **"Consideration"** means the consideration amounting to $57.5 million to be paid pursuant to the provisions of clause 5 below;

1.7 **"Confidential Information"** means all information not at present in the public domain used in or otherwise relating to the business, customers or financial or other affairs of the relevant company including, without limitation, information relating to:

1.7.1 the marketing of any products or services including, without limitation, customer names and lists and any other details of customers, sales targets,

sales statistics, market share statistics, prices, pricing methods, discount practices, market research reports and surveys, and advertising or other promotional materials;

1.7.2 future projects, business development or planning, commercial relationships and negotiations;

1.8 **Consideration Shares"** means 57,250,000 Shares in the capital of the Purchaser to be issued and allotted by the Purchaser at a price of $1 per share to be delivered to the Seller at Completion;

1.9 **"Encumbrance"** means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third party right or interest, any other encumbrance or security interest of any kind, and any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect;

1.10 **"Parties"** means the parties to this Agreement and "Party" means each such party severally;

1.11 **"Purchaser's Solicitors"** means GSC Solicitors, 31-32 Ely Place, London, EC1N 6TD;

1.12 **"Sale Shares"** means the 100 Ordinary Shares of £1 in the capital of the Company owned by the Seller comprising 100% of the issued share capital of the Company;

1.13 **"Warranties"** means the warranties, representations and undertakings set out in the Schedule.

2. INTERPRETATION

In this Agreement:

2.1 words importing the singular shall include the plural and *vice versa*;

2.1.1 words importing any gender shall include all other genders;

2.1.2 words importing the whole shall be treated as including reference to any part of the whole;

2.1.3 reference to a Recital or Clause is to the relevant recital or clause of this Agreement; and

2.1.4 reference to this Agreement or to any other document is a reference to this Agreement or to that other document as modified, amended, varied, supplemented, assigned, novated or replaced from time to time;

2.2 Headings used in this Agreement shall not affect its construction or interpretation;

2.3 Words and phrases defined in any part of this Agreement bear the same meanings throughout this Agreement; and

2.4 Any action required to be performed by a party to this Agreement which falls to be performed on a day which is not a business day shall be performed on the immediately following business day.

3. SALE AND PURCHASE

3.1 The Seller shall sell, as beneficial owner, with full title guarantee and the Purchaser shall purchase the Sale Shares free from all claims charges liens equities and encumbrances and together with all rights attached thereto including the rights to receive any dividend declared but unpaid with effect from Completion;

3.2 The Seller hereby waives all pre-emption rights which it has in relation to the Sale Shares pursuant to the Articles of Association of the Company or otherwise and in relation to the sale of the Sale Shares to the Purchaser;

3.3 The Seller covenants with the Purchaser in respect of the Sale Shares that the full legal and beneficial interest in the Sale Shares will be transferred to the Purchaser at Completion on the terms set out in this Agreement.

4. CONSIDERATION

4.1 The consideration payable to the Seller for the Sale Shares shall be the Consideration payable as to US$250,000 on the date hereof by way of deposit and the balance on Completion;

4.2 The balance of the Consideration payable on Completion shall be payable by the issue and allotment of the Consideration Shares to the Seller or its nominee(s));

5. **COMPLETION**

5.1 Completion shall take place at the offices of the Purchaser's Solicitors on the Completion Date;

5.2 At Completion the Seller shall deliver to the Purchaser:

5.2.1 share certificates for the Sale Shares together with Stock Transfer Forms duly signed in favour of the Purchaser;

5.2.2 the Certificate of Incorporation of the Company and the Company's Statutory Books and papers;

5.2.3 a letter of resignation from the Director of the Company in a form satisfactory to the Purchaser; and

5.2.4 a copy of the Memorandum and Articles of Association of the Company;

5.3 At Completion the Seller shall procure that the Directors of the Company shall convene and hold a meeting of the Board of Directors of the Company at which the Directors shall:

5.3.1 in the case of the Company, vote in favour of the registration of the Purchaser as member of the Company in respect of the Sale Shares; and

5.3.2 appoint Richard Moore a director and another party as director and as secretary with immediate effect and approve the resignations of such persons as directors and secretary as may be required by the Purchaser.

6. **WARRANTIES**

6.1 In consideration of the Purchaser agreeing to enter into this Agreement, the Seller represents, warrants and undertakes to the Purchaser that each of the Warranties is true, complete and accurate in all respects and is not misleading and the Seller agrees and acknowledges that the Purchaser is entering into this Agreement in reliance on the Warranties and that the Purchaser may treat the same as conditions of this Agreement;

6.2 Each of the Warranties shall be separate and independent and shall not be limited by reference to any other paragraph or sub-paragraph or anything in this Agreement.

Liability under any Warranty shall not any way be modified or discharged by Completion;

6.3 The Seller agrees with the Purchaser for itself and as trustee for the Company and its officers and employees to assign to the Purchaser all the rights, remedies or claims which they may have in respect of any misrepresentations or inaccuracies in or omissions from any information or advice supplied or given by the Company or any of the officers, employees or agents of the Company and on which the Seller has relied in giving the Warranties, and/or entering into this Agreement and/or the other documents to be entered into on Completion;

6.4 Claims may be made by the Purchaser under the Warranties whether or not the Purchaser knew or could have discovered (whether by any investigation made by it or on its behalf into the affairs of the Company or otherwise) prior to signing this Agreement that any of the Warranties have not been complied with or carried out or are otherwise untrue or misleading;

6.5 The Seller covenants with and undertakes to the Purchaser to indemnify the Purchaser against all losses, costs, charges and expenses (including without limitation all legal and accountancy expenses) which the Purchaser may incur, whether before or after the start of any action, in connection with the investigation or settlement of a claim against the Seller in respect of a Breach or an alleged Breach or the enforcement of a settlement and legal proceedings against the Seller in respect of a Breach or an alleged Breach; and

6.6 All sums payable by the Seller to the Purchaser under this Agreement shall be paid free and clear of all deductions or withholdings whatsoever save only as may be Seller shall be obliged to pay to the relevant person such sums as will after such deduction or withholding has been made leave that person with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding. If any sum payable by the Seller to the Purchaser under this Agreement shall otherwise be subject to tax in the hands of the recipient the same obligation to make an increased payment shall apply in relation to such tax liability as if it were a deduction or withholding required by law.

7. **NO RESCISSION**

7.1 Neither the Seller nor the Purchaser shall be entitled to rescind this Agreement after Completion.

8. **RIGHTS OF THIRD PARTIES**

8.1 A person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce, or to enjoy the benefit of, any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

9. **ASSIGNMENT**

9.1 No Party to this Agreement shall, without the prior written consent of all other Parties assign, transfer or otherwise delegate (in whole or in part) or charge or deal in any other manner with the benefit of this Agreement or any of the rights under it.

10. **SEVERANCE**

10.1 If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

10.1.1 the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

10.1.2 the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

11. **ENTIRE AGREEMENT**

11.1 This Agreement, and the documents referred to in it, constitute the entire agreement and understanding of the Parties and supersedes any previous agreement between the Parties relating to the subject matter of this Agreement; and

11.2 No reliance on other statement:

The Purchaser and the Seller each acknowledge and agree that in entering into this Agreement, and the documents referred to in it, neither of them rely on, and shall have no remedy in respect of, any statement, representation, warranty or undertaking (whether negligently or innocently made) of any person (whether a party to this Agreement or not) other than as expressly set out in this Agreement. Nothing in this Clause shall, however, operate to limit or exclude any liability for fraud.

12. **SURVIVAL OF OBLIGATIONS**

Notwithstanding Completion each and every right and obligation of the Purchaser and the Seller under this Agreement shall, except in so far as fully performed at Completion, continue in full force and effect.

13. **FURTHER ASSURANCE**

The Seller hereby undertakes with the Purchaser at the request and cost and expense of the Seller to do or to procure to be done all such further acts and things and execute or procure to be executed all such further deeds and documents as may be reasonably necessary or desirable fully and effectively to vest in the Purchaser the legal and beneficial ownership of the Sale Shares and the benefits of this Agreement and, pending such vesting, the Seller shall hold the Sale Shares and benefits in trust for the Purchaser and shall receive all monies in connection therewith as trustee of the Purchaser and shall account to the Purchaser forthwith on receipt.

14. **AMENDMENTS, WAIVERS AND REMEDIES**

14.1 No amendment or variation of this Agreement or any of the documents referred to in it shall be effective unless contained in a written instrument signed by or on behalf of each of the Parties;

14.2 Waivers and remedies:

14.2.1 The rights of each Party under this Agreement:

14.2.1.1 may be exercised as often as necessary;

14.2.1.2 are cumulative and not exclusive of its rights under the general law; and

14.2.1.3 may be waived only in writing and specifically;

14.2.2 Delay in exercising or non-exercise of any right under this Agreement is not a waiver of that right; and

14.2.3 Partial exercise of any right under this Agreement shall not preclude any further or other exercise of that right or any other right under this Agreement.

15. **SUCCESSORS**

15.1 This Agreement shall be binding on the Seller and his executors, personal representatives and successors whomsoever and, unless the context otherwise requires, references to the Seller shall include references to such executors, personal representatives and successors; and

15.2 This Agreement shall be binding on, and shall ensure for the benefit of, any person to whom any right and/or obligation is validly assigned or transferred pursuant to Clause 10.

16. **COSTS, CHARGES AND EXPENSES**

16.1 The Purchaser and the Seller shall each pay their own costs, charges and expenses relating to the negotiation, preparation, execution and implementation of this Agreement and of each document referred to in this Agreement.

17. **NOTICES**

17.1 Any notice or communication to be given under, or in connection with the matters contemplated by, this Agreement shall be in writing and signed by or on behalf of the party giving it;

17.2 Any notice or communication referred to in Clause 17.1 shall be served by delivering it personally or sending it by pre-paid recorded delivery or registered post or by fax to the address and for the attention of the relevant Party set out in Clause 18.4 (or as otherwise notified by that party under this Agreement);

17.3 Any notice or communication referred to in Clause 17.2 shall be deemed to have been received:

17.3.1 if delivered personally, at the time of delivery; and

17.3.2 in the case of pre-paid recorded delivery or registered post, 48 hours from the date of posting

provided that if deemed receipt occurs after 5pm on a business day, or on a day which is not a business day, the notice shall be deemed to have been received at 9am on the next business day.

17.4 The addresses of the Parties for the purposes of Clause 17.3 are:

The Purchaser

Address: 64 Knightsbridge London SW1

The Seller

Address: 31-32 Ely Place, London, EC1N 6TD

or such other address in the United Kingdom as may be notified in writing from time to time by the relevant Party to the other Parties;

17.5 Any notice or communication given under this Agreement shall not be validly served if sent by electronic mail or fax/facsimile.

18. COUNTERPARTS

18.1 This Agreement may be executed in any number of counterparts and by the Parties on different counterparts, but shall not be effective until each Party has executed at least one counterpart; and

18.2 Each counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same agreement.

19. CONFIDENTIALITY

19.1 For the purpose of assuring to the Purchaser the full benefit of the Sale Shares and the goodwill and in consideration of the agreement of the Purchaser to purchase the Sale

Shares on the terms hereof, the Seller agrees as a separate and independent agreement that it will not at any time hereafter use, divulge or communicate to any person any confidential information concerning the business, accounts, financial or contractual arrangements or other dealings, transactions or affairs of the Purchaser and/or the Company which may be within or which, in the course of matters arising under this Agreement, may come to their knowledge, and that they will use all reasonable endeavours to prevent the use, publication or disclosure of any Confidential Information concerning such matters or any of them and not do anything to harm the goodwill of the Group;

19.2 Each party shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement which relates to:

19.2.1 the provisions or the subject matter of this Agreement or any document referred to herein;

19.2.2 the negotiations relating to this Agreement or any document referred to herein; and

19.2.3 (in the case of the Seller only) the Purchaser's group.

19.3 Each party may disclose information which would otherwise be confidential if and to the extent:

19.3.1 required by the law of any relevant jurisdiction or pursuant to an order of a court of competent jurisdiction;

19.3.2 required by any securities exchange or regulatory or governmental body to which any party is subject to, wherever situated, whether or not the requirement for information has the force of law;

19.3.3 that the information is disclosed on a strictly confidential basis to the professional advisers, auditors and/or bankers of that party;

19.3.4 that the information has come into the public domain through no fault of that party;

19.3.5 that the other parties to this Agreement have given prior written approval to the disclosure, such approval not to be unreasonably withheld or delayed; or

19.3.6 required to enable that party to enforce its rights under this Agreement.

provided that any such information disclosed pursuant to paragraphs 20.3.1 and 20.3.2 shall be disclosed only after notice to the other parties to this Agreement.

The restrictions contained in this Clause 19 shall continue to apply after the date hereof without limit in time and notwithstanding the termination or expiration of this Agreement.

20. GOVERNING LAW AND JURISDICTION

20.1 This Agreement shall be governed by and construed in accordance with the law of England; and

20.2 The Parties submit to the non-exclusive jurisdiction of the Courts of England as regards any claim, dispute or matter arising out of or relating to this Agreement or its implementation or effect. The Purchaser hereby irrevocably designates, empowers and appoints the Purchaser's Solicitors to receive for it and on it behalf service of process issued out of the English Courts in any legal action or proceedings arising out of or in connection with this Agreement.

THIS AGREEMENT is entered into by the parties on the date first written above.

SIGNED by	)	
RICHARD MOORE	)	[signature]
for and on behalf of	)	
FOX PETROLEUM INC	)	

SCHEDULE

1. All information contained in this Agreement and all other information relating to the Company given by the Seller or the Seller's accountants or the Seller's Solicitors to the Purchaser or the Purchaser's accountants is true, accurate and complete in every respect and there is no fact or matter which renders any such matters or information untrue, incomplete or misleading or the disclosure of which might reasonably affect the willingness of the Purchaser to purchase the Sale Shares on the terms of this Agreement.

2. The Seller has full power and authority to enter into and perform this Agreement and this Agreement constitutes valid and binding obligations on the Seller in accordance with its terms.

3. Neither entering into this Agreement nor performing the obligations referred to in those agreements has resulted or will result in the breach of any obligation of the Seller under:

   3.1 its memorandum or articles of association, statutes, bye laws or other terms of charter or corporate regulation;

   3.2 the memorandum or articles of association , statutes, bye-laws or other terms of charter or corporate regulation of the Company;

   3.3 any law or any order, judgment or decree of any court or governmental agency; or

   3.4 any contract, undertaking or agreement.

4. The Sale Shares constitute the whole of the allotted and issued share capital of the Company and are fully paid up.

5. The Seller is the beneficial owner and registered holder of the Sale Shares which have been issued in proper legal form free from all Encumbrances and together with all rights attached or accruing in or to them.

6. The Seller is entitled to transfer the full legal and beneficial ownership of the Sale Shares to the Purchaser on the terms of this Agreement without the consent of any third party.

7. No person has the right (whether actual or contingent) to call for the creation, allotment, issue, sale or transfer of any share or loan capital of the under any option or other agreement, arrangement or commitment (including without limitation conversion rights and rights on realisation of security) or to require any loan or share capital to be put under option and no person has claimed to be entitled to any of the foregoing.

8. All returns, particulars, resolutions and other documents required to be delivered on behalf of the Company to the Registrar of Companies or other authority have been properly made and delivered and were when so made and delivered accurate and complete.

9. The statutory books, books of account, registers and other records of the Company are up-to-date and maintained in accordance with all applicable legal requirements on a proper and consistent basis and contain complete and accurate records of all matters required to be disclosed or dealt with in them.

10. No notice or allegation has been received that any of the statutory books or other records of the Company is incorrect or should be rectified.

11. The Company is not a party to any litigation or arbitration proceedings or any proceedings before any tribunal, assessor or expert in any jurisdiction and there are no proceedings of any of the aforesaid kind pending or threatened either by or against the Company and there are no facts or circumstances which are likely to give rise thereto nor is there any dispute with any revenue authority in relation to the affairs of the Company.

12. The Company has not traded since its incorporation save for the entering into of an agreement between the Company and Escopeta Oil and Taylor Minerals, LLC ("the Escopeta Agreement"). The Company is not and never has been party to any contract or agreement other than the Escopeta Agreement.

13. The Company has no liabilities (whether actual, contingent or otherwise) other than those outlined under the terms of the Escopeta Agreement.

14. The Company is free of debt in all respects and that its only assets and obligation comprise the benefit of the Escopeta Agreement and the Company has not acquired or disposed of or agreed to acquire or dispose of any other assets.

15. The Company has not at any time had and does not now have any subsidiaries and the Company has not been and is not now a subsidiary of any company, the holder or beneficial owner of the share or other capital in any company or corporation in any jurisdiction whether limited or unlimited and the Company has not been and is not now a member of any partnership nor is the Company a member of any joint venture or other unincorporated association other than as set out in the Escopeta Agreement.

16. The Company has never had any employees and no liability has been incurred by the Company for breach of any contract of service or for services, for redundancy payments, protective awards or for compensation for wrongful or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any director or employee or for any other liability accruing from the termination of any contract of employment or for services nor has any event occurred which would or might give rise to any such liability.

17. No distress, execution or other process has been levied in respect of the Company which remains undischarged and there is no unsatisfied judgement or Court order outstanding against the Company.

18. No receiver or manager has been appointed of the whole or any part of the assets or